Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement (No. 333-200695) on Form S-4 of Mandalay Digital Group, Inc. (the “Company”) of our report dated June 30, 2014, relating to our audit of the consolidated financial statements of the Company and Subsidiaries, which appears in the Annual Report on Form 10-K of the Company for the years ended March 31, 2014 and 2013.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SingerLewak LLP

Los Angeles, California

January 16, 2015